SUB-ITEM 77M

                                    MERGERS

                     AIM FUNDS GROUP (INVESCO FUNDS GROUP)

INVESCO GLOBAL FUND TO INVESCO GLOBAL CORE EQUITY FUND

On October 27, 2010, the Board of Trustees of AIM Investment Funds (Invesco Investment Funds) (AIF) approved an Agreement and Plan of Reorganization (the "Agreement"). On April 14, 2011, at a Joint Special Meeting for shareholders of Invesco Global Fund ("Global Fund"), an investment portfolio of AIF, shareholders approved the Agreement that provided for the combination of Global Fund with Invesco Global Core Equity Fund (the "Acquiring Fund"), an investment portfolio of AIM Funds Group (Invesco Funds Group) (AFG) (the "Reorganization"). Pursuant to the Agreement, on May 23, 2011, all of the assets of Global Fund were transferred to the Acquiring Fund. The Acquiring Fund assumed all of the liabilities of Global Fund and AFG issued Class A, Class B, Class C, Class R, Class Y and Institutional Class shares of the Acquiring Fund to Global Fund's Class A, Class B, Class C, Class R, Class Y and Institutional Class shareholders, respectively. The total value of the Acquiring Fund shares of each class that shareholders received in the Reorganization was the same as the total value of the shares of each class of Global Fund that shareholders held immediately prior to the Reorganization. No sales charges or redemption fees were imposed in connection with the Reorganization.

INVESCO GLOBAL DIVIDEND GROWTH SECURITIES FUND TO INVESCO GLOBAL CORE EQUITY
FUND

On October 27, 2010, the Board of Trustees of AIM Investment Funds (Invesco Investment Funds) (AIF) approved an Agreement and Plan of Reorganization (the "Agreement"). On April 14, 2011, at a Joint Special Meeting for shareholders of Invesco Global Dividend Growth Securities Fund ("Global Dividend Growth Securities Fund"), an investment portfolio of AIF, shareholders approved the Agreement that provided for the combination of Global Dividend Growth Securities Fund with Invesco Global Core Equity Fund (the "Acquiring Fund"), an investment portfolio of AIM Funds Group (Invesco Funds Group) (AFG) (the "Reorganization"). Pursuant to the Agreement, on May 23, 2011, all of the assets of Global Dividend Growth Securities Fund were transferred to the Acquiring Fund. The Acquiring Fund assumed all of the liabilities of Global Dividend Growth Securities Fund and AFG issued Class A shares of the Acquiring Fund to Global Dividend Growth Securities Fund's Class A shareholders, Class A shares of the Acquiring Fund to Global Dividend Growth Securities Fund's Class B shareholders, Class C shares of the Acquiring Fund to Global Dividend Growth Securities Fund's Class C shareholders and Class Y shares of the Acquiring Fund to Global Dividend Growth Securities Fund's Class Y shareholders. The total value of the Acquiring Fund shares of each class that shareholders received in the Reorganization was the same as the total value of the shares of each class of Global Dividend Growth Securities Fund that shareholders held immediately prior to the Reorganization. No sales charges or redemption fees were imposed in connection with the Reorganization.


INVESCO VAN KAMPEN GLOBAL EQUITY ALLOCATION FUND TO INVESCO GLOBAL CORE EQUITY FUND

On October 27, 2010, the Board of Trustees of AIM Investment Funds (Invesco Investment Funds) (AIF) approved an Agreement and Plan of Reorganization (the "Agreement"). On April 14, 2011, at a Joint Special Meeting for shareholders of Invesco Van Kampen Global Equity Allocation Fund ("Global Equity Allocation Fund"), an investment portfolio of AIF, shareholders approved the Agreement that provided for the combination of Global Equity Allocation Fund with Invesco Global Core Equity Fund (the "Acquiring Fund"), an investment portfolio of AIM Funds Group (Invesco Funds Group) (AFG) (the "Reorganization"). Pursuant to the Agreement, on May 23, 2011, all of the assets of Global Equity Allocation Fund were transferred to the Acquiring Fund. The Acquiring Fund assumed all of the liabilities of Global Equity Allocation Fund and AFG issued Class A shares of the Acquiring Fund to Global Equity Allocation Fund's Class A shareholders, Class A shares of the Acquiring Fund to Global Equity Allocation Fund's Class B shareholders, Class C shares of the Acquiring Fund to Global Equity Allocation Fund's Class C

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                                                                   SUB-ITEM 77M

shareholders and Class Y shares of the Acquiring Fund to Global Equity Allocation Fund's Class Y shareholders. The total value of the Acquiring
Fund shares of each class that shareholders received in the Reorganization was the same as the total value of the shares of each class of Global Equity Allocation Fund that shareholders held immediately prior to the Reorganization. No sales charges or redemption fees were imposed in connection with the Reorganization.


INVESCO VAN KAMPEN GLOBAL FRANCHISE FUND TO INVESCO GLOBAL CORE EQUITY FUND

On October 27, 2010, the Board of Trustees of AIM Investment Funds (Invesco Investment Funds) (AIF) approved an Agreement and Plan of Reorganization (the "Agreement"). On April 14, 2011, at a Joint Special Meeting for shareholders of Invesco Van Kampen Global Franchise Fund ("Global Franchise Fund"), an investment portfolio of AIF, shareholders approved the Agreement that provided for the combination of Global Fund with Invesco Global Core Equity Fund (the "Acquiring Fund"), an investment portfolio of AIM Funds Group (Invesco Funds Group) (AFG) (the "Reorganization"). Pursuant to the Agreement, on May 23, 2011, all of the assets of Global Franchise Fund were transferred to the Acquiring Fund. The Acquiring Fund assumed all of the liabilities of Global Franchise Fund and AFG issued Class A, Class B, Class C and Class Y shares of the Acquiring Fund to Global Franchise Fund's Class A, Class B, Class C, and Class Y shareholders, respectively. The total value of the Acquiring Fund shares of each class that shareholders received in the Reorganization was the same as the total value of the shares of each class of Global Franchise Fund that shareholders held immediately prior to the Reorganization. No sales charges or redemption fees were imposed in connection with the Reorganization.

FOR A MORE DETAILED DISCUSSION ON THE REORGANIZATION, PLEASE SEE THE AGREEMENT AND PLAN OF REORGANIZATION FILED HEREIN UNDER ITEM 77Q1(g).